EXHIBIT 21

                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT



SUBSIDIARY NAME                        STATE of INCORPORATION       COMPANY'S OWNERSHIP %

United Minerals Corp.-Arkansas                Arkansas                     100

United Minerals Corp.-Arizona                 Arizona                      100

HeatShield Technologies, Inc.                 Florida                      100

HST Capital Corp.                             Florida                      100